UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2018

G1 THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38096	26-3648180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	79 T.W. Alexander Drive 4501 Research Commons, Suite 100 Research Triangle Park, NC	27709
	(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (919) 213-9835

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

On September 12, 2018, the Board of Directors (the “Board”) of G1 Therapeutics, Inc. (the “Company”), following the recommendation of the Nominating and Governance Committee of the Board appointed Garry Nicholson as an independent director to the Board to serve immediately as a Class III Director with a term expiring at the Company’s 2020 annual meeting of stockholders.

Mr. Nicholson has more than 30 years of pharmaceutical and biotech oncology experience. He led the global oncology franchise at Pfizer in the role of President, Pfizer Oncology from May 2008 through April 2015. Earlier in his career, Mr. Nicholson held various leadership positions in the oncology division of Eli Lilly and Company. Most recently, he served as President and Chief Executive Officer of XTuit Pharmaceuticals, where he also was a member of the board of directors. Mr. Nicholson began his career in healthcare as a staff pharmacist at Emory University. He also currently serves on the boards of directors of Five Prime Therapeutics, Inc., TESARO, Inc., and SQZ Biotechnologies. Mr. Nicholson holds an MBA from the University of South Carolina and earned his B.S. in Pharmacy at the University of North Carolina, Chapel Hill.

In connection with Mr. Nicholson’s election to the Board, and pursuant to the Company’s Non-Employee Director Compensation Policy (the “Director Compensation Policy”), the Board granted to Mr. Nicholson a non-statutory stock option to purchase up to 20,000 shares of the Company’s common stock. The stock option will have an exercise price per share of $65.75, the closing price of the Company’s common stock on The NASDAQ Global Select Market on the date of grant. The stock option will vest in equal monthly installments through the third anniversary of the date of grant, subject to Mr. Nicholson’s continued service as a director.

In addition, Mr. Nicholson is entitled to receive an annual cash retainer of $38,500 for his service as a non-employee director of the Company pursuant to the Director Compensation Policy, prorated for the portion of the year that Mr. Nicholson serves as a director.

Also in connection with Mr. Nicholson’s election to the Board, Mr. Nicholson and the Company will enter into an indemnification agreement in the form the Company has entered into with its other non-employee directors, which form is filed as Exhibit 10.1 to the Company’s Amendment No. 2 to its Registration Statement on Form S-1 (File No. 333-217285) filed by the Company on May 8, 2017. Under this agreement, the Company will agree, among other things, to indemnify Mr. Nicholson for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of the Company’s directors.

There are no arrangements or understandings between Mr. Nicholson and any other person pursuant to which Mr. Nicholson was appointed as a director. There are no transactions to which the Company is a party and in which Mr. Nicholson has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Mr. Nicholson has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated September 13, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

G1 THERAPEUTICS, INC.

By:	/s/ Mark A. Velleca, M.D., Ph.D.
Mark A. Velleca, M.D., Ph.D.
President and Chief Executive Officer

Date: September 13, 2018